Certain identified information marked with “[***]” has been omitted from this document because it is both (i) not material and (ii) the type that the registrant treats as private or confidential. Agreement of Employment Employee Company Jonas Engström [***] Polestar Performance AB Assar Gabrielssons Väg 9 SE405 31 Gothenburg Sweden Registered: Gothenburg, Sweden Registration no. 556653-3096 The parties (Employee and Company) have entered the following terms of employment. This employment contract, hereafter called the Employment Contract, is valid from 2023-08-01 and revokes all previous agreements between the Company and the Employee regarding the subject matter hereof. Position Head of Operations Department Operations Location Göteborg, Sweden Employment start date 2021-12-01 Employment type The employment is permanent, starting from 2021-12-01 and shall continue for an indefinite period. Termination Given the senior nature of the position, the Company and the Employee, (jointly the “Parties”) has a common view that in general the Swedish Employment Protection Act (Sw. lagen om anställningsskydd (1982:80)) is not applied. Working Hours Full-time position, in accordance with collective agreement Teknikavtalet Unionen/Sveriges Ingenjörer/Ledarna. The Employee is exempted from the provisions of §§2–5 in the working time agreement. This means the Employee is not entitled to overtime or travel compensation. Position The Employee shall furthermore accept appointment to the Company’s or any associated company’s board of directors if so requested. The Employee is not entitled to any additional compensation for such assignments. Salary Gross monthly salary (12 pay periods/annum): [***] SEK The Salary will be reviewed yearly or otherwise in accordance with applicable collective agreement. This salary is applicable for the year 2023. The monthly salary is adjusted to include compensation for overtime and travelling time. Variable Pay Programme The Employee participates in the Company’s variable pay programme in accordance with current variable pay policy, details is set out in Appendix II. The Company reserves the right to, at its own discretion, alter the terms of the variable pay programme from year to year or to withdraw them altogether. All variable pay schemes are subject to approval from the Board of the Company. Vacation The Employee is entitled to thirty (30) vacation days per year. The vacation year is defined as the period from April 1st until March 31st. Vacation benefits are regulated in general according to applicable national and local collective agreements.

DocuSign Envelope ID: B7A0CC67-5EFC-4291-BCB2-958A33F11827 Company Car The Employee is entitled to an individual company benefit car according to the current benefit car policy. Accordingly, if the Employee decides to get a company benefit car, a deduction from the monthly gross salary will be made according to the current benefit car policy. If the Employee chooses not to take the option of an individual benefit car within a year from this contract date, the continuation of the benefit will be reconsidered according to the benefit car policy. Pension The Employee shall receive pension benefits according to the ITP 2 pension plan defined by Swedish law, collective agreements, and Polestar´s pension regulations. The employee will also receive pension contributions corresponding to [***]% of the income (includes base salary and bonus) on income above [***] (income base amount). Other Conditions of Employment The applicable collective agreement — either Teknikavtalet Unionen/Sveriges Ingenjörer/ Ledarna or an equivalent national collective agreement valid at the time — applies. In addition to the national collective agreement, the local collective agreement at the Company applies. Personal Data The Employee has been informed and agrees that personal data, regulated under GDPR (General Data Protection Regulation), may be registered by the Company. The Employee has also been informed and has agreed to that such information may be transferred to a third party for system management purposes. Compliance of Company Policies and Regulations The Employee shall comply with the Code of Conduct and other applicable policies and regulations at the Company. Confidentiality and Loyalty The Employee must exercise complete discretion and loyalty concerning the Company. Both during and after the employment, the Employee shall hold trade secrets, including without limitation, secret information contained in invention disclosures, unreleased product names and designs, strategic product and cycle plans, planned acquisitions, know-how, data, software code, specifications, manufacturing processes, supplier information etc. of the Company in strict confidence. The Employee shall not disclose these trade secrets to anyone except other Employees of the Company who have a need to know the trade secrets in connection with the Company’s business. The Employee also agrees to not share with the Company any trade secrets belonging to third parties, such as a former employer, that may be in the Employee’s possession. The Employee may be subject to legal proceedings for any misuse or unauthorised disclosure of any trade secrets and/or know-how both during and after employment within the Company. Company information The Employee shall at all times promptly provide the Chief Executive Officer, or any person assigned by her, with such information and explanationas as may be rquired in connection with matters relating to her employment under this Agreement or in connection with the business of the Company or any of its associated companies. Non-Competition 1.1 The parties agree that the Employee in the course of their employment will gain access to Company specific knowledge and trade secrets, which may cause the Company considerable harm if used for the benefit of a competing business. The parties furthermore agree that it is a precondition for the Employee’s employment that the Company can disclose such information to them, in the knowledge that it will not be used to engage in or promote a business that competes with the Company’s (or any associate company’s) business. The Employee thus agrees to refrain, during the term of this Agreement and for six (6) months after its termination, directly or indirectly, whether alone or as a partner, officer, employee, director or executive or consultant, from engaging or having an interest in any business which directly or indirectly is engaged in business which is, at the time of the expiry of their employment, in competition with the business of the Company or any associated company.

DocuSign Envelope ID: B7A0CC67-5EFC-4291-BCB2-958A33F11827 1.2 Subject to the exceptions stated below in this section the Company shall, as compensation for the inconvenience that the existing non-competition covenant causes the Employee, pay the Employee the difference between their base salary paid by the Company at the time of the termination of their employment and the (lower) salary which they earn from their new employment. However, the compensation payable by the Company shall not exceed sixty (60) percent of the Employee’s monthly base salary at the time of the termination of their employment nor be paid during a period which exceeds the period of this non-competition covenant or in case of the Employee breach of this non-competition covenant. To enable the Company to calculate the appropriate compensation, the Employee is obliged to inform the Company of the level of their current salary from their new employment. However, compensation shall not be paid during any period of which the Employee receives severance pay from the Company or where the employment is terminated (i) due to the Employee retirement or (ii) by the Company due to the Employee material breach of this Agreement. 1.3 The Company may subject to one month’s prior written notice to release the Employee from the non-competition obligation pursuant to Section 1.1 under ‘Non-competition’ above. In such event, the Company shall be released from the obligation to pay compensation in accordance with Section 1.2 under ‘Non-competion’ above. Non-Solicitation 2.1 During the period referred to in Section 1.1 under ‘Non-competition’ above, the Employee shall not, directly or indirectly, engage or participate in professional contacts with anyone who, during the twelve (12) months preceding the termnation of the Employee’s employment, has been a customer or client of the Company or any of its associated companies. The Company may through written notification release the Employee from this obligation in specific cases. 2.2 During the period referred to in Section 1.1 under ‘Non-competition’ above, the Employee shall not directly or indirectly solicit or attempt to solicit employees of the Company, or any of its associated companies, or use their services for any means other than for the benefit of the Company. The Company may through written notification release the Employee from this obligation in specific cases. Intellectual Property The Employee acknowledges that all intellectual property (IP) that the Employee generates, modifies or improves in the course of the Employment Contract shall be or remain assigned to the Company from its creation, without compensation other than that established within the scope of law or applicable collective agreement (i.e., reasonable compensation for ideas which constitute patentable inventions), within the legal or collective agreement limits. For purposes of this contract, IP includes, but is not limited to (i) inventions, innovations and discoveries (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto; (ii) know-how, ideas, concepts, creations, layouts, designs, drawings, patterns, models, compositions, architectures, protocols, formulas, algorithms, processes, programs, methods, computer software (including object code and source code and related documentation), and research and development; (iii) patents; (iv) trademarks; (v) copyrights; (vi) design rights; (vii) internet domain names and registrations and applications for registration or renewals thereof, and email addresses, telephone numbers, social media identifications and tags; (vii) all rights in databases and data collections; (viii) all moral and economic rights of authors and inventors, however denominated; (ix) topographies of semiconductor products; (x) confidential information; and (xi) trade secrets. Liquidated damages If the Employee fails to comply with the provisions of Section “Intellectual Property”, Section “Confidentiality and Loyalty”, Section “Non-Competition” or Section “Non-Solicitation”, the Employee shall, in respect of every breach, pay liquidated damages to the Company amounting to six (6) times the Employee’s average monthly gross salary paid by the Company during the six months preceding the breach or, if their employment has expired, immediately prior to the expiry of the employment. In the event the breach is of a continuing nature during each month that the situation or action constituting the breach continues despite written objection from the Company to the Employee, the breach shall be deemed to constitute one breach and give rise to an obligation to pay liquidated damages as above. In the event the actual loss caused to the Company exceed this amount, the Company shall be entitled to damages in respect of such excess amount and/or to take other legal measures.

DocuSign Envelope ID: B7A0CC67-5EFC-4291-BCB2-958A33F11827 Governing law and disputes This Agreement shall be governed by and construed in accordance with the laws of Sweden. Any dispute, controversy or claim arising out of or in connection with this Agreement, or the breach, termination or invalidity thereof, shall be settled by arbitration in accordance with the Swedish Arbitration Act (Sw. lag (1999:116) om skiljeförfarande). The Parties undertake and agree that all arbitral proceedings conducted by reference to this arbitration section will be kept strictly confidential. This confidentiality undertaking shall cover all information disclosed in the course of such arbitral proceedings, as well as any decision or award that is made or declared during the proceedings. Information covered by this confidentiality undertaking may not, in any form, be disclosed to a third party without the written consent of both Parties thereto. Notwithstanding the foregoing, a Party shall not be prevented from disclosing such information in order to secure its interests against the other Party in connection with a dispute or if required to do so by law, any applicable stock exchange regulations or the regulations of any other recognised market place. The Company shall, unless the arbitrator holds that the Employee has caused the initiation of arbitral proceedings without reasonable cause pay the arbitrator’s fees. Other costs, such as legal fees, shall be apportioned between the Parties in accordance with the provisions of the Swedish Code of Judicial Procedure (Sw. Rättegångsbalken (1942:740)). Termination of Employment This Agreement may be terminated by the Company subject to 6 months notice and by the Employee subject to 6 months notice. The Agreement expires without any prior notice in conjunction with the Employee’s retirement pursuant to section “Pension”. In connection with either party’s termination of this Agreement, the Company shall be entitled to relieve the Employee of their duties. The Employee shall, however, remain at the Company’s disposal during the notice period to carry out such duties, as the Chief Executive Officer thinks fit. The Company is, however, entitled to permanently require the Employee not to perform any work for the Company. During the notice period, the Employee may not commence a new employment or start to conduct business without the prior written consent of the Chief Executive Officer. If the employment is terminated by the Company, the Employee shall be entitled to severance pay equivalent to 12 times the monthly base salary they had at the expiry of their employment. The severance pay shall be paid monthly during a period of 12 months in equal instalments starting in the month after the expiry of their employment. Any income that the Employee earns, or reasonably should have earned, from any other employment or business during the period for which the Employee receives severance pay shall be deducted from the severance pay. The Employee shall actively search for new employment and shall, not later than the 15th every month, inform the Company whether or not they have agreed to commence employment with a new employer. Salary during a notice period or severance pay shall not be payable for any period commencing on the Employee’s retirement. The Employee is not entitled to any bonus distribution that may occur during the notice period. In the event of the Employee material breach of the obligations under this Agreement, the Company shall be entitled to terminate the Agreement with immediate effect. Notwithstanding such termination, the Employee’s obligations pursuant to Section “Intellectual Property”, Section “Confidentiality and Loyalty”, Section “Non-Competition”, Section “Non-Solicitation”, Section “Liquidated Damages” and Section “Governing Law and disputes” shall remain in full force and effect. The Employee shall at the expiry of their employment deliver up to the Chief Executive Officer all reports, papers, correspondence, documents and any other materials (including copies thereof) supplied, or entrusted to the Employee or in the Employee’s possession in connection with this employment and/or relating to the Company, its associated companies and/or their businesses and the same shall at all times remain the sole property of the Company or the associated company as the case may be.

DocuSign Envelope ID: B7A0CC67-5EFC-4291-BCB2-958A33F11827 The above agreement is confirmed: Company Manager, CEO HR Thomas Ingenlath 2023-10-11 Monika Franke 2023-10-11 Employee Jonas Engström 2023-10-11

DocuSign Envelope ID: B7A0CC67-5EFC-4291-BCB2-958A33F11827 Appendix I Privacy Notice – HR, Polestar Controller Polestar Performance AB, a Swedish legal entity with registration number 556653-3096, Assar Gabrielssons Väg 9, SE-405 31, Gothenburg, Sweden, hereinafter referred to as “Polestar”, “we”, “our” and “us”, will as controller process your personal data as described below. Purpose, Retention Time and Legal Basis for Processing We process personal data such as your name, contact information and other personal data in order to manage basic HR processes as part of your employment, such as paying your salary and providing you with access to IT systems and Polestar premises. More information regarding the purpose of our processing, the categories of personal data, the legal grounds for doing so, the retention time, and with whom your personal data is shared can be found on our Intranet. Disclosure / Recipients of Your Personal Data / Transfer Your personal data will be disclosed to and processed by our IT suppliers and service providers. In relation to our IT suppliers and service providers located outside of EEA, we will transfer your personal data in accordance with the Standard Contractual Clauses adopted by the European Commission. Your Rights and Contact Information You have the right to request a copy of your personal data that we store about you. We want to make sure that your personal information is accurate and up to date. Please do not hesitate to ask us to correct or remove information you think is inaccurate. You also have the right to have your personal data deleted and to have our processing of your personal data restricted in certain circumstances. In addition, you have the right to object to our processing of your personal data as well as to receive your personal data, which you have provided to us, in a structured, commonly used and machine-readable format and to have these transmitted to another controller. If you feel that we are processing your personal data in violation of privacy laws and regulations, you have the right to lodge a complaint with the supervisory authority. For our Global Data Protection Officer, please send an e-mail to: [***] or send a letter to: [***]. I have read and acknowledge the Privacy Notice. Employee Jonas Engström 2023-10-11

DocuSign Envelope ID: B7A0CC67-5EFC-4291-BCB2-958A33F11827 Appendix II Variable Pay programs The Employee will be entitled to participate in the Company’s Incentive programs at Polestar Performance AB in accordance with Company policy applicable from time to time. From 2023, the annual cash Short-Term Incentive Program (Polestar Bonus Program) target is [***]% and should not exceed [***]% of the annual base salary. The Employee may participate in a Long-Term Variable Pay program from time to time as decided by the Board of the Company. The Company reserves the right to amend or cancel the variable pay programs at its own discretion. All variable pay schemes should be subject of approval from the Board of the Company. Company Manager, CEO HR Thomas Ingenlath 2023-10-11 Monika Franke 2023-10-11 Employee Jonas Engström 2023-10-11